Exhibit 10.3

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Shareholder Agreement

Executed on July 31, 2014

Glory Loop Limited (Overseas Acquirer)

Beijing Gamease Age Internet Technology Co., Ltd. (Domestic Acquirer)

and

Baina Inc.

and

Yongzhi Yang

and

MoboTap Inc. (Cayman)

MoboTap Inc. Limited

MoboTap Inc. (US)

Baina Zhiyuan (Chengdu) Technology Co., Ltd.

Baina Zhiyuan (Beijing) Technology Co., Ltd.

Beijing Baina Information Technology Co., Ltd.

Baina (Wuhan) Information Technology Co., Ltd.

Chengdu Xingyu Science and Technology Co., Ltd.

Wuhan Xingyu Science and Technology Co., Ltd.

Wuhan Hualian Chuangke Science and Technology Co., Ltd.

Beijing Anzhuoxing Science and Technology Co., Ltd.

Shareholder Agreement

Contents

General Provisions		7

To witness hereof, all parties conclude the following clauses upon negotiation:		7

1	Definitions and Interpretations	7

2	Shareholding Ratios of Shareholders	7

3	Corporate Businesses	8

4	Listing Supports and Business Assistances	8

5	Board of Shareholders	8

6	Board of Directors	9

7	Board of Directors and Management of the Group	11

8	Continual Obligation	12

9	Right of First Refusal, Right of Preemption and Compliance Deed	12

10	Performance Guarantee and Sales of Options	16

11	Dividends or Bonuses	17

12	Investment before Eligible Listing	17

13	Employee stock option plan	17

14	Preferred Liquidation Return	18

15	Preferred Investment Option	18

16	Non-Competition and No Persuasion	18

17	Representations and Warranties	20

18	Termination	21

19	Confidentiality	21

20	General Provisions	22

Appendix I – Definitions		28

Appendix II – Compliance Deed of Employee Shareholders		31

Appendix III – Compliance Deed of Other Assignees		34

Appendix IV – Table of Authorities of the Board of Directors and CEO Granted by the Board of Directors		37

Signature Page		38

Shareholder Agreement	ii

Recitals

The Shareholder Agreement (the “Agreement”) is made of July 31, 2014 by and among the following parties:

(1)	Glory Loop Limited (an overseas acquirer), a company with limited liability legally established and validly subsisting under the laws of the British Virgin Islands and a wholly-owned subsidiary of Changyou.com HK Limited at the execution date of the Agreement, with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Overseas Changyou”);

(2)	Beijing Gamease Age Internet Technology Co., Ltd. (a domestic acquirer), a limited liability company established and validly subsisting under the laws of China with its registered address at 2/F, West Side Building, Jingyan Hotel, No.29 Shijingshan Road, Shijingshan District, Beijing (the “Domestic Changyou”, collectively with the Overseas Changyou, the “Changyou”);

(3)	Baina Inc., a company with limited liability established under the laws of the British Virgin Islands with its registered address at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands (“Baina Inc.”);

(4)	Mr. Yongzhi Yang, a citizen with ID card No. * and domiciled at * (the “Founder”);

(5)	MoboTap Inc., an exempted company established and validly subsisting under the laws of Cayman with its registered address at P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”);

(6)	MoboTap Inc. Limited, a company with limited liability established and validly subsisting under the laws of Hong Kong with its registered address at Room C, 21/F., CMA Building, No.64 Connaught Road, Central, Hong Kong (the “Hong Kong Subsidiary”);

(7)	MoboTap Inc., a company established and validly subsisting under the Laws of California, the United States with its registered address at Delaware Corporations LLC, 800 Delaware Ave., the City of Wilmington, County of New Castle, Delaware 19801 (the “US Subsidiary”)

(8)	Baina Zhiyuan (Chengdu) Science Co., Ltd., a company with limited liability established and effectively subsisting under the laws of China with its registered address at Rooms 102-112, 1/F, Building No.1, Zone A, Tianfu Software Park, No. 765 Middle Tianfu Avenue, Chengdu Hi-tech Zone, Sichuan (“Baina Zhiyuan (Chengdu)”);

(9)	Baina Zhiyuan (Beijing) Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing (“Baina Zhiyuan (Beijing)”);

(10)	Beijing Baina Information Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at South 2-1-7, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing (“Beijing Baina”);

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

Shareholder Agreement	4

(11)	Baina (Wuhan) Information Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at 3/F, Building A2, Phase 1 Jinronggang, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan (“Baina Wuhan”);

(12)	Chengdu Xingyu Science and Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at No.39, 6/F, Unit 2, Building 1, No.222 Tianren Road, Hi-tech Zone, Chengdu (“Chengdu Xingyu”);

(13)	Wuhan Xingyu Science and Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at Room 2, 5/F, Building 1, Phase 3 Guannan Fuxing Medicine Park, No.58 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan (“Wuhan Xingyu”);

(14)	Wuhan Hualian Chuangke Science and Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at Room 401, Block A, 3 # Building, SBI Venture Street, Dongxin Road, East Lake High-tech Development Zone, Wuhan (“Hualian Chuangke”);

(15)	Beijing Anzhuoxing Science and Technology Co., Ltd., a company with limited liability established and validly subsisting under the laws of China with its registered address at Room 4037, Huaqingyuan Hotel 1A, 1B and 1C, Building 13, Huaqingjia Park, Dongsheng Zone, Wudaokou, Haidian District, Beijing (“An Zhuoxing”);

The Hong Kong Subsidiary and the US Subsidiary are referred to collectively as the “Overseas Subsidiaries”; Baina Zhiyuan (Chengdu), Baina Zhiyuan (Beijing), Beijing Baina, Baina Wuhan, Chengdu Xingyu, Wuhan Xingyu, Hualian Chuangke and Anzhuoxing are referred to collectively as “Domestic Subsidiaries”. The parties above are referred to collectively herein as the “Parties”, and severally as “either Party”.

Whereas:

(1)	According to the Investment Agreement executed by Changyou, Baina Inc., Forest Group Investments Limited, Matrix Partners China II Hong Kong Limited, Sequoia Capital 2010 CV Holdco, Ltd., QUALCOMM Incorporated, founder shareholders, Youyang Xie, Na Zeng, the Company, Overseas Subsidiaries, Dolphin Browser Inc., Muse Entertainment Limited, Dstore Technology Limited, Domestic Subsidiaries and Shanghai Andepurui Network Science and Technology Co., Ltd. on July 16, 2014 (the “Investment Agreement”) and two copies of the Equity Transfer Agreement executed by Domestic Changyou and founder shareholders, Youyang Xie and Na Zeng on July 16, 2014:

(i) Overseas Changyou agrees to obtain from Baina Inc., Forest Group Investments Limited, Matrix Partners China II Hong Kong Limited, Sequoia Capital 2010 CV Holdco, Ltd and QUALCOMM Incorporated, and Baina Inc., Forest Group Investments Limited, Matrix Partners China II Hong Kong Limited, Sequoia Capital 2010 CV Holdco, Ltd and QUALCOMM Incorporated agree to transfer to Overseas Changyou 62,500,000 Series A preferred shares, 8,118,560 Series A-1 preferred shares and 67,396,906 ordinary shares of the Company held by them in total;

Shareholder Agreement	5

(ii) Domestic Changyou agrees to obtain from founder, Zhou Yu and Sen Li, and founder, Zhou Yu and Sen Li agree to transfer to Domestic Changyou 60% equities of Baina Wuhan held by them in total; and

(iii) Domestic Changyou agrees to obtain from founder shareholders, Youyang Xie and Na Zeng, and founder shareholders, Youyang Xie and Na Zeng agree to transfer to Domestic Changyou 60% equities of Beijing Baina held by them in total.

(2)	All the Parties agree to conclude the Agreement, which specifies the relations between Overseas Changyou and Baina Inc. as a shareholder of the Company as well as between Domestic Changyou and founder as shareholders of Baina Wuhan and Beijing Baina, and reach a consensus about the management and operations of all group companies.

(3)	The Company, Overseas Subsidiaries and Domestic Subsidiaries agree to joint in the Agreement to confirm clauses hereof, and confirm to comply with provisions hereof relating to the Company, Overseas Subsidiaries and Domestic Subsidiaries.

Shareholder Agreement	6

General Provisions

To witness hereof, all parties conclude the following clauses upon negotiation:

1	Definitions and Interpretations

1.1	Definitions

For the purpose of the Agreement, unless the context otherwise requires, the capitalized terms shall have the meanings ascribed to them in Appendix I. Unless otherwise defined in Appendix , the capitalized terms shall have the meanings ascribed to them in the Investment Agreement.

1.2	Interpretations

(a)	Any reference to the Agreement includes the appendices or attachments constituting an integral part hereof. Terms “hereof”, “hereunder” and “herein” and the expressions with similar meanings refer to the entire agreement, rather than any certain clauses, schedules, appendices or attachments hereof. Any reference to any document (including the Agreement) refers to the document as revised, incorporated, supplemented, updated or replaced from time to time. Unless otherwise explicitly stated, (i) any reference to any appendices or attachments refers to the appropriate appendices or attachments to the Agreement, and (ii) any reference to any clauses refers to corresponding ones in the body of the Agreement.

(b)	For the purpose of the Agreement, “including” shall be deemed as being followed by “without limitation” when used.

(c)	Any reference to any party to the Agreement or any other agreements or documents shall include such party’s successors or permitted assignees.

(d)	Any reference to the “person” includes natural persons, firms, companies, government authorities, associated projects, partnerships, associations, unincorporated organizations, trust, corporations, or other entities (whether or not they have independent legal status).

2	Shareholding Ratios of Shareholders

2.1	As at the closing date, the Company has issued 200,000,000 ordinary shares, 62,500,000 Series A preferred shares and 8,118,560 Series A-1 preferred shares.

2.2	According to the Investment Agreement, the shareholding ratios of all shareholders at the Company as at the closing date are as follows:

(a)	Overseas Changyou holds 67,396,906 ordinary shares, 62,500,000 Series A preferred shares and 8,118,560 Series A-1 preferred shares of the Company, with the shareholding ratio at the Company of 51%; Changyou also holds the convertible bonds of the Company, and records the shareholding ratio at the Company of 60% after conversion (on the basis of full dilution, including equity securities issued under any existing employee stock option plan).

Shareholder Agreement	7

(b)	Baina Inc. holds 132,603,094 ordinary shares of the Company, with the shareholding ratio at the Company of 49% (on the basis of full dilution, including equity securities issued under any existing employee stock option plan).

2.3	According to the Investment Agreement, the shareholding ratios of all shareholders at Baina Wuhan as at the closing date are as follows:

(a)	Domestic Changyou holds 60% of equities of Baina Wuhan.

(b)	Founder holds 40% of equities of Baina Wuhan.

2.4	According to the Investment Agreement, the shareholding ratios of all shareholders at Beijing Baina as at the closing date are as follows:

(a)	Domestic Changyou holds 60% of equities of Beijing Baina.

(b)	Founder holds 40% of equities of Beijing Baina.

3	Corporate Businesses

3.1	Save as approved by over 50% of voting rights held by shareholders, the group businesses shall be limited to the development and operation of Dolphin Browser – a kind of browser of smartphones and other products favourable to user experience and business mode of Dolphin Browser of smartphones (the “Group Businesses”).

3.2	The Group Businesses shall maximize interests of the group, and the group shall make utmost efforts to maintain, improve and expand the Group Businesses in a way suitable for approved business plans.

3.3	All the Parties agree that rights of the group companies shall be subject to the Agreement and articles of association of the group companies. Shareholders and the group companies agree to conform to provisions relating to them hereunder, and all clauses of the articles of association are compulsorily enforceable for the group companies and shareholders thereof.

3.4	Save as approved by over 50% of voting rights held by shareholders of the Company, all shares and/or equity interests of subsidiaries of the Company are held and/or controlled by the Company (directly or indirectly).

4	Listing Supports and Business Assistances

Changyou agrees to make utmost efforts to provide the group with its promotion resources in order to leverage advantages of all the Parties, give full play to integration effects, and support the eligible listing of the Company or any related party thereof in the US or Hong Kong.

5	Board of Shareholders

5.1	The Company, Baina Wuhan and Beijing Baina set the board of shareholders. Shareholders exercise their voting rights in proportion to shares and/or equities held by them at the shareholders’ meeting.

5.2	Save as otherwise stipulated by any applicable law, the following matters relating to the Company shall come into effect after being approved by over 2/3 shareholders (including Baina Inc.) holding issued shares of the Company:

(i)	increasing or decreasing the share capital of the Company;

(ii)	merger, division and transformation of the Company;

Shareholder Agreement	8

(iii)	dissolution and liquidation of the Company, recapitalization or restructuring in any form (including any adjustment to the employee stock option plan specified in Article 13 thereof), or any matter resulting in the change of right of control;

(iv)	authorization or issue of shares or series of shares of any classes or convertible securities or other securities (including the employee stock option plan);

(v)	amendment of the Articles of Association of the Company; and

(vi)	change in the number of members of the board of directors of the Company;

5.3	Save as otherwise stipulated by any applicable laws and the Agreement, if the shareholders’ meeting makes any resolution about any other deliberated matter according to the articles of association of the Company, Baina Wuhan and Beijing Baina, the said resolution shall come into effect after being approved by shareholders holding over 50% of issued shares or with the ratio of contribution more than 50%.

5.4	Each meeting of the board of shareholders (no matter whether regular or extraordinary) shall be notified by the chairman to every shareholder in writing or by e-mail at least ten (10) business days before the convention of the said meeting, with the date, time and place of the meeting specified (the “Meeting Notice”). If all shareholders agree about a shorter notice period, a meeting to which the said shorter notice period applies shall be deemed as being convened properly.

5.5	If any shareholder cannot attend a shareholders’ meeting for any reason, he shall entrust an agent in writing to attend the shareholders’ meeting before the convention time of the meeting specified in the Meeting Notice, and the agent may exercise the powers specified in the power of attorney.

5.6	Shareholders may attend a shareholders’ meeting by phone, video or similar communication equipment. The board of shareholders may hold a meeting by any of the aforesaid means, only if present shareholders can listen to speeches mutually, that is, shareholders can attend the meeting.

5.7	A written resolution signed by all shareholders holding shares with rights of attending a general meeting and voting shall be deemed as having the same force as a resolution passed at a shareholders’ meeting properly convened. Any shareholder shall approve or deny the said written resolution within ten (10) business days after receiving the written resolution proposed by the board of directors.

5.8	The chairman shall be the president of a shareholders’ meeting. If the chairman is absent from the meeting, or fails or rejects to fulfil his duties, the present shareholder holding most shares shall have the right to appoint a president to fulfil corresponding duties at the meeting.

6	Board of Directors

6.1	Setting

The Company, Overseas Subsidiaries and Domestic Subsidiaries set the board of directors, which is responsible for the comprehensive guidance, supervision, management and strategies of the Company.

Shareholder Agreement	9

6.2	Composition of the board of directors

(a)	The board of directors of the Company, Overseas Subsidiaries, Baina Zhiyuan (Chengdu) and Baina Zhiyuan (Beijing) are composed of five (5) directors respectively, with three (3) appointed or nominated by Overseas Changyou and two (2) by Baina Inc. The board of directors of Beijing Baina and Baina Wuhan shall be composed of five (5) directors respectively, with three (3) nominated by Domestic Changyou and two (2) by other shareholders of Beijing Baina and Baina Wuhan.

(b)	The Company, Overseas Subsidiaries, Baina Zhiyuan (Chengdu) and Baina Zhiyuan (Beijing) set one (1) chairman respectively, who is directly appointed or nominated by Overseas Changyou. Beijing Baina and Baina Wuhan set one (1) chairman, who is nominated by Domestic Changyou.

(c)	Director candidate: any director may notify in writing all group companies of his appointment of any person (probably a director of the Company) as his candidate at any time, upon approved by the shareholder appointing or nominate him in writing. When handling matters as a director candidate, the said candidate has all rights, privileges and powers of the director appointing him, subject to all provisions relating to directors of the articles of association of the group companies and the Agreement. Any director may send a written notice of termination of his appointment of director candidate to the group companies and the shareholder appoint or nominating him at any time.

(d)	Shareholders undertake to ensure the realization of rights of appointment and nomination of directors set out in Article 6.2 hereof by means of casting an affirmative vote or signing a written resolution of shareholders at a shareholders’ meeting. Upon approval by all shareholders, the composition of the board of directors under Article 6.2 hereof may be changed.

6.3	Directors’ meeting and quorum

(a)	Directors’ meeting shall be convened once a quarter at least. An extraordinary directors’ meeting may be convened upon written proposal by two (2) directors. Save as otherwise stipulated by any applicable laws, if a resolution is made at a directors’ meeting, the said resolution can be passed only after being approved by over 50% of directors present at the directors’ meeting.

(b)	To reach the quorum of the board of directors, at least three (3) directors (in terms of the Company, including a director appointed by Baina Inc. at least) shall attend a directors’ meeting in person or entrust their director candidates to do that. If the number of present directors falls short of the quorum, the resolution passed at the directors’ meeting shall be ineffective.

(c)	In terms of the Company, if the number of directors present at a directors’ meeting falls short of the quorum within half an hour after the convention time of the said meeting or during the said meeting, present directors may postpone the meeting and hold it at the same time and venue five (5) business days after the original date, and send an adjournment notice to all directors. If the number of directors present at the adjournment still fall s short of the quorum within half an hour after the convention time of the adjournment or during the adjournment, save as otherwise stipulated hereunder, the number of directors present at the adjournment (at least three (3) ones) shall be deemed as reaching the quorum, and any resolution passed by all directors present at the adjournment shall be deemed as legal and effective.

Shareholder Agreement	10

(d)	The notice, agenda and relevant materials of the directors’ meeting shall be delivered to all directors at least ten (10) business days before the convention of the meeting. The Meeting Notice shall specify the date, time, place and agenda of the meeting as well as relevant materials. If all directors agree about a shorter notice period, a meeting to which the said shorter notice period applies shall be deemed as being convened properly. Save as passed by the board of directors, the agenda in the notice delivered to all directors shall not be changed or increased.

(e)	Directors may attend in person or entrust director candidates thereof to attend a directors’ meeting and vote.

(f)	Directors may attend a directors’ meeting by phone, video or similar communication equipment. The board of directors may hold a meeting by any of the aforesaid means, only if present directors can listen to speeches mutually, that is, directors can attend the meeting.

(g)	A written resolution signed by all directors shall be deemed as having the same force as a resolution passed at a directors’ meeting properly convened. Any director shall approve or deny the said written resolution within ten (10) business days after receiving the written resolution proposed by the group companies.

(h)	Subject to the duty of good faith and compliance with any applicable laws, directors may notify the shareholders and the group companies appointing or nominating them of all material matters relating to businesses and events of the group companies, and every shareholder receiving the said information hereby undertakes and agrees to keep the information confidential.

7	Board of Directors and Management of the Group

7.1	Every directors’ meeting of the group companies shall conform to the provisions of Articles 6 and 8 hereof.

7.2	Changyou will fully respect the specialty and management capability of existing management teams of the group companies, unless the existing management of any group company seriously breaches laws, violates regulations or involves in any other circumstance usually unacceptable to Changyou as a listed company. Changyou hereby agrees that: (1) the stability of existing managements of the group companies will be maintained after the closing date; and, (2) the first CEO of the group companies will be Yongzhi Yang after the closing date, who will be appointed by means of the resolution of the board of directors of the group companies, with the term of office of three years (the “Initial Term of Office”). Upon maturity of the Initial Term of Office, the CEO shall be determined by means of resolution of the board of directors; however, the aforesaid agreements shall not affect the normal decision of the board of shareholders and the board of directors of the group companies, rights of Changyou at the board of shareholders and the board of directors, as well as the right of control of Changyou at the group companies.

Shareholder Agreement	11

7.3	The board of directors of the group companies shall have the right to appoint the management and senior executives of the group companies, except that (i) any legal representative of Domestic Subsidiaries shall be appointed by any shareholder or the board of shareholders according to Chinese laws, and (ii) Changyou shall have the right to nominate one (1) chief financial officer of the group companies respectively, who is responsible for the management of financial accounting of the group companies respectively.

7.4	Save as otherwise stipulated by any applicable laws, the board of directors and management of the group companies have the examination and approval authorities set out in Appendix IV, and the group companies shall amend the articles of association within the scope allowed by the applicable laws in order to realize such authorities.

8	Continual Obligation

8.1	The board of directors shall be responsible for deciding and implementing all policies of the group companies. All shareholders shall exercise all of their voting rights and other rights relating to the group companies, and cause directors appointed or nominated by them to exercise their rights so as to fully follow clauses hereof.

8.2	Subject to the applicable laws, all the Parties shall amend the memorandum and articles of association so that they include all clauses hereof. If there is any inconsistency between the Agreement and the memorandum and/or the articles of association, all the Parties shall take necessary measures to amend the articles of association so that the Agreement is consistent with the articles of association.

9	Transfer Restrictions, Right of First Refusal, Right of Preemption and Compliance Deed

9.1	Transfer restrictions

9.1.1	Before the eligible listing of the Company, except the circumstances allowed by Articles 9.2, 9.3, 9.4 and 13 hereof or Baina Inc. selling options according to Article 10.2 hereof, if Overseas Changyou intends to conduct the following actions for the Company, it shall obtain the written consent of Baina Inc. in advance (except the behaviors conducted by Overseas Changyou for any related party thereof, including but not limited to transferring shares of the Company to any controlled subsidiaries with 50% or more of shares directly or indirectly held by Overseas Changyou); if any other shareholder (including Baina Inc.) of the Company conducts the following behaviors for the Company, it shall obtain the written consent of Overseas Changyou:

(a)	mortgaging (no matter whether in fixed or floating charge way), pledging, setting any option, rights, equities or encumbrances in any other way for the statutory or beneficial interests of all or any shares of the Company held by it;

(b)	selling, transferring or disposing in any other way of all or any shares of the Company held by it or any statutory or beneficial interests stipulated hereunder, or transferring or disposing of any equities stipulated hereunder;

(c)	signing any agreement about all or part of shares of the Company held by it and voting rights thereof;

Shareholder Agreement	12

(d)	setting any options, rights, equities or encumbrances for shares and/or equities of the Company; or

(e)	agreeing about the aforesaid matters (no matter whether conditional or not).

9.2	Right of first refusal

(a)	All the Parties agree that after the closing date, they cannot issue shares to other persons, if the Company, Beijing Baina or Baina Wuhan increases capital. However, (1) upon approval by shareholders according to Article 5.2 and (2) subject to the requirements of Article 9.2 hereof, Changyou, Baina Inc. and founder have the right of pre-emption for the shares issued for capital increase (the “Capital Increase Shares”) according to the following subscription proportions.

(i)	In terms of the Company, the subscription proportion of Overseas Changyou or Baina Inc. is the number of shares of the Company held by Overseas Changyou or Baina Inc. (as the case may be) (on the basis of full dilution and conversion) / total number of shares of the Company held by Overseas Changyou and Baina Inc.;

(ii)	In terms of Beijing Baina, the subscription proportions of Domestic Changyou or founder is the contribution of Domestic Changyou or founder (as the case may be) to Beijing Baina / total contributions of Domestic Changyou and founder to Beijing Baina; and

(iii)	In terms of Baina Wuhan, the subscription proportions of Domestic Changyou or founder is the contribution of Domestic Changyou or founder (as the case may be) to Baina Wuhan / total contributions of Domestic Changyou and founder to Baina Wuhan.

(b)	All the Parties agree that if the board of directors reasonably thinks that it is necessary to increase issued shares for business requirements of the Company, Beijing Baina or Baina Wuhan, they shall send a notice to Changyou and relevant shareholders (the “Capital Increase Notice”), which specifies:

(i)	the number of Capital Increase Shares;

(ii)	the subscription price of Capital Increase Shares; and

(iii)	the number of shares which can be subscribed by Changyou and relevant shareholders according to Article 9.2.1.

Shareholder Agreement	13

(c)	Within thirty (30) days after receiving the Capital Increase Notice, Changyou and relevant shareholders shall send a notice of capital increase subscription (the “Notice of Capital Increase Subscription”), which specifies the number of shares they are willing to subscribe at the subscription price set out in the Capital Increase Notice. Changyou and/or relevant shareholders shall send the Notice of Capital Increase Subscription to the Company, Beijing Baina or Baina Wuhan, and copy it to the other party. If Changyou and/or relevant shareholders do not send the Notice of Capital Increase Subscription within thirty (30) days after receiving the Capital Increase Notice, they will be deemed as having waived the right of first refusal thereof. If either of Changyou and relevant shareholders does not fully subscribe the shares which can be subscribed according to Article 9.2.1 hereof, the other party may send a notice of supplementary capital increase subscription (the “Notice of Supplementary Capital Increase Subscription”) within ten (10) days after receiving the Notice of Capital Increase Subscription of the party to subscribe remaining shares to be subscribed. If Changyou and/or relevant shareholders do not send the Notice of Supplementary Capital Increase Subscription within ten (10) days after receiving the Notice of Capital Increase Subscription of the other party, they will be deemed as having waived the right of first refusal thereof.

(d)	Upon expiration of the period of ten (10) days specified in Article 9.2.3, the Company, Beijing Baina or Baina Wuhan shall have a hundred and twenty (120) days to sell any to-be-issued shares not subscribed by shareholders to any other person according to terms and conditions not more favourable than those provided for shareholders. If the Company, Beijing Baina or Baina Wuhan fails to complete the issue within a hundred and twenty (120) days, the Company shall conduct another intentional issue after being approved according to Article 9.2 hereof again.

(e)	The value of assessment of the Company, Beijing Baina or Baina Wuhan of shares issued by the Company, Beijing Baina or Baina Wuhan to any third party other than Changyou (the “New Investor”) shall not be lower than that of the Company, Beijing Baina or Baina Wuhan when Changyou becomes a shareholder of the Company, Beijing Baina or Baina Wuhan. Otherwise, Changyou shall have the right to require the Company, Beijing Baina, Baina Wuhan and founder to dispose in any of the following ways:

(i)	increasing shares or equities of the Company, Beijing Baina and Baina Wuhan held by Changyou at that time, the Company issuing additional ordinary shares to Overseas Changyou at the nominal price or freely, and/or founder transferring equities of Beijing Baina and/or Baina Wuhan to Domestic Changyou at the nominal price, so that the value of assessment of actual investment after Changyou holds more shares or equities can be reduced to the value of assessment on which the price of to-be-issued shares of the Company, Beijing Baina and Baina Wuhan subscribed by the New Investor is based.

(ii)	adjusting the conversion price of convertible bonds to increase the number of shares of the Company to be obtained after the conversion of such bonds, so that the value of assessment of actual investment of Changyou is reduced to the value of assessment on which the price of to-be-issued shares of the Company, Beijing Baina and Baina Wuhan subscribed by the New Investor is based.

(f)	If Beijing Baina and Baina Wuhan increase registered capital thereof, the equities corresponding to the additional registered capital shall be effective controlled by Baina Zhiyuan (Beijing) under a corresponding control agreement.

Shareholder Agreement	14

9.3	Right of preemption

(a)	Under the same conditions, Changyou or any related party thereof shall have the right of pre-emption for the shares of the Company, Beijing Baina and Baina Wuhan (the “To-be-transferred Shares”) to be transferred by relevant shareholder to any person (the “Assignee”).

(b)	Before relevant shareholder transfers any To-be-transferred Shares, a written notice (the “Transfer Notice”) shall be sent to Changyou, and specify: (a) the number of To-be-transferred Shares; (b) transfer conditions of To-be-transferred Shares (the “Transfer Conditions”, including transfer price and other conditions); (c) the identity of Assignee; and (d) no withdrawal or revocation of the said notice.

(c)	Changyou shall send a written notice (the “Assignment Notice”) to relevant shareholder within thirty (30) days after receiving the Transfer Notice specified in Article 9.3.2 hereof, which specifies the number of To-be-transferred Shares that Changyou or any related party hereof is willing to purchase according to the Transfer Conditions. If Changyou does not send the Assignment Notice to relevant shareholder within thirty (30) days after receiving the Transfer Notice, Changyou will be deemed as having waived the right of preemption thereof, save as otherwise agreed by relevant shareholder.

(d)	Relevant shareholder agree not to transfer any To-be-transferred Shares to the Assignee before Changyou has exercised or waived the right of pre-emption thereof set out in Article 9.3 hereof.

(e)	Upon expiration of the period of thirty (30) days specified in Article 9.3.3, relevant shareholder shall have a period of a hundred and twenty (120) days to sell any To-be-transferred Shares not purchased by Changyou to the Assignee according to terms and conditions not more favourable than those provided for Changyou. If relevant shareholder fails to complete the transfer within a hundred and twenty (120) days, relevant shareholder shall conduct another intentional transfer after being approved according to Article 9.3 hereof again.

9.4	Compliance deed

No matter how agreed upon by other clauses hereof, any shareholders and the Company shall not transfer shares of the Company, Beijing Baina and Baina Wuhan held by them, unless:

(a)	in terms of employee shareholders, employee shareholders with equities transferred to agree in writing to be subject to applicable terms and conditions hereunder by signing the compliance deed of employee shareholders with contents substantively consistent to the Appendix II hereto.

(b)	in terms of any other Assignee other than employee shareholders, the Assignee agrees in writing to be subject to applicable terms and conditions hereunder by signing the compliance deed of other assignees with contents substantively consistent to the Appendix III hereto.

Shareholder Agreement	15

(c)	the transfer conforms to other applicable clauses hereof in all aspects;

(d)	the transfer conforms to applicable laws in all aspects; and

(e)	In terms of transferred equities, assignor does not have any rights or obligations under the Agreement or other transaction documents.

10	Performance Guarantee and Sales of Options

10.1	According to agreements of all the Parties, without the written agreement of Overseas Changyou, before the eligible listing of the Company or any related party thereof, Baina Inc. ensures that the percentage of shares of the Company held by it at any time shall not be lower than 25%, and the percentage of shares of Baina Inc. held by the founder shall not be lower than 60.04% at any time.

10.2	According to Article 10.1, if till the time when the group achieve the following performance objectives (the “2016 Annual Objectives”), founder and key employees still work for the Company, but the Company or any related party thereof does not achieve eligible listing due to some uncontrollable market environment factors, Baina Inc. will have the right to sell options once, transferring some shares of the Company held by it to Overseas Changyou or any related party thereof with the transfer price = US$351,400,000 X the percentage of the number of shares to be transferred by Baina Inc. in the total number of shares of the Company. For the avoidance of any doubt, in the condition that the percentage of shares of the Company held by Baina Inc. is not lower than 25%, the percentage of the number of shares of the Company which Baina Inc. has the right to transfer to Overseas Changyou or any related party thereof in this Article 10.2 in the total number of shares of the Company shall not exceed 15% (on the basis of full dilution and conversion):

(a)	The number of average monthly active users of smartphones of Dolphin Browser in the last 3 months of 2016 is not less than * ;

(b)	In the audited consolidated financial report of the Company in 2016 prepared in accordance with the US accounting standards, the revenue of the group in 2016 is not less than US$ * ;

(c)	In the audited consolidated financial report of the Company in 2016 prepared in accordance with the US accounting standards, the business profits of the group in 2016 are not less than US$ * ;

(d)	If the 2016 Annual Objectives are achieved due to manipulation or impact by any abnormal or improper means (e.g. self consumption, artificial flow control, and disturbance of flow calculation system), it will be deemed that the 2016 Annual Objectives are not achieved.

10.3	Within 60 days after the issue of audited consolidated financial report of the Company in 2016, Baina Inc. may send a notice of exercise of rights under Article 10.2 (the “Exercise Notice”) to Overseas Changyou. Baina Inc.:

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

Shareholder Agreement	16

(a)	within five (5) business days after the delivery of the Exercise Notice (the “Exercise Notice Period”), shall transfer the shares (not attached with any encumbrance) of the number specified in Article 10.2 to Changyou by submitting the share certificates of the number of to be transfer shares together with the formally signed transfer instrument meeting validation form and substantial requirements; or

(b)	if Overseas Changyou has an objection to whether the 2016 Annual Objectives are achieved, shall notify Baina Inc. in writing within the Exercise Notice Period to conduct amicably negotiation. If no consensus is reached within twenty (20) business days after the start of negotiation, Baina Inc. and Overseas Changyou shall have the right to submit the dispute to HKIAC for arbitration according to Article 20.3 hereof. For the avoidance of any doubt, if Overseas Changyou does not raise an objection in the Exercise Notice Period, it shall be deemed that Overseas Changyou has no objection to the identification of the 2016 Annual Objectives of Baina Inc., and shall fulfil obligations under assigned shares according to Item (a) of this clause.

11	Dividends or Bonuses

The Company takes eligible listing as its operation objective. Before achieving the objective, shareholders of the Company agree to cause the group companies not to distribute dividends or bonuses.

12	Investment before Eligible Listing

All the Parties agree that before eligible listing, Changyou has the right to purchase no less than 10% of shares of the Company or any related party thereof as listing body held by Baina Inc. or employees becoming shareholders of the Company under the employee stock option plan or at a price 20% lower than the lower limit of listed security price range.

13	Employee stock option plan

13.1	All the Parties agree that the Company establishes the employee stock option plan to grant options to employees of the Company so that shares of the Company can be transferred to them when they exercise the options (the “Employee Stock Option Plan”). The Company will issue 10,000,000 ordinary shares in accordance with the Employee Stock Option Plan and Article 13 hereof, which account for 3.7% of all shares of the Company (on the basis of full dilution) and will be granted to employees of the Company as option shares. Additionally, at the time of closing, 17,478,093 ordinary shares of the Company held by Baina will be reserved for employees of the Company as option shares. If any employee granted with option shares or relevant options resigns before eligible listing, but such option shares have not been registered in the name of the said employee, the said options have not been exercised or the said option shares or relevant options are withdrawn pursuant to the Employee Stock Option Plan, Baina Inc. will have the right to dispose of the part of such option shares by itself, including granting them to other employees or cancelling reservation pursuant to the Employee Stock Option Plan.

13.2	All the Parties agree that the board of directors of the Company may decide the procedures and contents of the Employee Stock Option Plan and employees participating in the Employee Stock Option Plan and the number of granted options (including corresponding option shares). According to Article 9.3 hereof, employees may exercise options with exercise rights obtained, and receive corresponding option shares from the Company pursuant to the Employee Stock Option Plan.

Shareholder Agreement	17

14	Preferred Liquidation Return

According to applicable laws, if the Company is terminated, deregistered or dissolved or any matter resulting in the liquidation of the Company (the “Liquidation Event”) occurs, Overseas Changyou shall have the priority to obtain a sum of liquidation return amount (the “Preferred Liquidation Return Amount”) after the Company pays any liquidation expenses and any debts according to applicable laws. With regard to ordinary shares of the Company held by it, the Preferred Liquidation Return Amount equals 100% of consideration of ordinary shares. If the Liquidation Event occurs to the Company, the amount which Overseas Changyou can obtain for ordinary shares of the Company held by it is lower than 100% of the consideration of ordinary shares, Baina Inc. and employee shareholders (if applicable) will agree and freely transfer all or part of assets which they have the right to obtain (for the avoidance of any doubt, except salaries, social insurance premiums, rewards and welfares which employee shareholders as employees have the right to obtain according to labor contract), so that at the time of termination or dissolution of the Company, Overseas Changyou can obtain assets equal to 100% of the consideration of ordinary shares for the ordinary shares held by it. Overseas Changyou hereby agrees to accept the transfer. With regard to the preferred shares of the Company held by Overseas Changyou, the Preferred Liquidation Return Amount equals 120% of the consideration of ordinary shares. After obtaining the Preferred Liquidation Return Amount, Overseas Changyou may obtain the remaining assets distributed according to shareholding percentages together with other shareholders.

15	Preferred Investment Option

15.1	If the Liquidation Event occurs to the Company, and Overseas Changyou does not fully recover the Preferred Liquidation Return Amount, the founder shall grant Changyou the priority over any other person to invest in any new business conducted by any key employee within 3 years after the Liquidation Event in any form, provided that the key employee is the largest shareholder in the said new business. The founder shall cause the key employee to notify Changyou in writing before conducting the said business, and cause the business subject (legal person or not legal person) controlled by the key employee to ensure the priority of investment of Changyou can be exercised.

16	Non-Competition and No Persuasion

16.1	Founder shareholders and any employee shareholders with the percentage of option shares of the Company held by them respectively or the percentage of shares of the Company held by them respectively after exercising their options not lower than 0.5% (the “Important Employee Shareholders”) hereby undertake to Changyou and the Company that,

(a)	in terms of founder shareholders, within two years after the closing date or the time when they resigns from the group companies or cease being shareholders of the group companies (whichever is the later);

(b)	in terms of Important Employee Shareholders, within two years after they resigns from the group companies after obtaining the option shares of the Company according to Article 13 hereof or the date when the percentage of shares of the Company held by them becomes lower than 0.5% (whichever is the later),

Shareholder Agreement	18

they will not (and will ensure that any related parties thereof (except the group companies) and key employees will not) conduct any businesses or activities (including research, development, marketing, promotion, provision of services and licensing) the same as or similar to the existing businesses of Changyou as at the closing date or group businesses (the “Restricted Businesses”) or hold any rights or interests in such businesses or activities directly or indirectly, independently or together with any other party, or by establishing any other business entity to do so directly or indirectly, independently or together with any other party.

16.2	Founder shareholders and Important Employee Shareholders undertake to Changyou and the Company that,

(a)	in terms of founder shareholders, within two years after the closing date or the time when they resigns from the group companies or cease being shareholders of the group companies (whichever is the later);

(b)	in terms of Important Employee Shareholders, within two years after they resigns from the group companies after obtaining the option shares of the Company according to Article 13 hereof or the date when the percentage of shares of the Company held by them becomes lower than 0.5% (whichever is the later), they will not (and will ensure that any related parties thereof (except the group companies) will not) employ any employees or former employees of the group companies, or persuade any employees or former employees of the group companies, Changyou or any related party of Changyou to conduct the Restricted Businesses in any form, no matter whether directly or indirectly.

16.3	If any part of this article is identified as invalid, illegal or enforceable in any respect for any reason, the invalidity, illegality or enforceability shall not affect the force of other part of this article, and the article shall be interpreted as such invalid, illegal or enforceable part has never been included in this article. In this case, Article 20.8 shall apply. Relevant shareholders and employee shareholders confirm that Changyou and the Company will suffer irreversible damages due to any violation of this article, and any compensations and reliefs for damages are inadequate to indemnify the losses suffered by Changyou and/or the Company due to such violation. Relevant shareholders and employee shareholders agree that Changyou and the Company have the right to exercise injunctive relief and require relevant shareholders and employee shareholders to actually perform Article 16, and Relevant shareholders and employee shareholders agree upon the exercise of such rights.

16.4	For the avoidance of any doubt, any related party of relevant shareholders and/or employee shareholders (except the group companies) which violates any agreement in Article 16 shall be deemed as the violation of relevant shareholders and/or employee shareholders.

Shareholder Agreement	19

16.5	If relevant shareholders and/or employee shareholders violate any agreement in Article 16, they shall be identified as having severely violated the Agreement, Changyou and the Company will have the right to require relevant shareholders or employee shareholders to pay forfeits, calculated by US$50,000 for each violation or the total amount of losses suffered by Changyou (whichever is the higher). Relevant shareholders or employee shareholders shall remit such amount to the bank account designated by Changyou and the Company as soon as possible, but in any case, the time of remittance shall not be later than ten (10) business days after relevant shareholders or employee shareholders receive the notice of requirement for such payment from Changyou and/or the Company. All the Parties confirm and agree that such amount is the true estimation of losses probably incurred by relevant violation as well as the supplementation to any other rights or reliefs which Changyou and the Company may obtain according to laws or any contract, and in any case, shall not replace or reduce any other rights or reliefs which Changyou and the Company may obtain according to laws or any contract.

17	Representation and undertaking

All the Parties respectively make the following representations, warranties and undertakings to other Parties severally and not jointly:

17.1	Establishment, capacity for act, good credit and qualifications

In terms of legal persons, all the Parties (1) are the companies with limited liability established and validly subsisting under applicable laws, with good credit, and having obtained all consents of relevant governmental agencies (if necessary); (2) have all necessary powers and authorities to own and operate their properties and conduct businesses, execute, deliver and perform the Agreement and complete the transactions contemplated hereunder; (3) have proper qualifications to conduct business transactions respectively, all licenses and qualifications necessary for the operation of such businesses, as well as good credit within every jurisdiction which requires such qualifications; and (4) have been conforming to the applicable laws to conduct businesses as from their establishment.

In terms of natural persons, all the Parties (1) are subjects with full capacity for civil conduct; and (2) have all necessary powers to execute, deliver and perform the Agreement and complete the transactions contemplated hereunder.

17.2	Authorization

(a)	All the Parties have taken all necessary actions so that they can authorize, execute and deliver the Agreement and fulfil their obligations hereunder. The Agreement specifies effective and legally binding obligations, which shall be implemented according to clauses hereof.

(b)	It is unnecessary all the Parties to obtain any consent from any person other than consents obtained as at the closing date for the execution, delivery or performance of the Agreement or completion of transactions contemplated hereunder.

17.3	No violation

The execution, delivery and performance of the Agreement or completion of transactions contemplated hereunder of all the Parties will not (i) conflict with any applicable laws; (ii) violate any clause of any contract, generate any right to terminate, cancel or bring forward any rights or obligations of all the Parties under any clause of any contract, incur the loss of any interests to all the Parties under any clause of any contract, or result in the increase in the currently effective interest rate of any debts of all the Parties; or (iii) incur any encumbrance to any properties or assets of all the Parties (save as definitely agreed by all the Parties in transaction documents).

Shareholder Agreement	20

17.4	Insolvency

All the Parties do not and have no reason to believe that they will be insolvent or cannot pay mature debts according to applicable laws in expectable future. All the Parties do not and have no reason to believe that in expectable future, there will be any legal procedures relating to compromise or arrangement with creditors, any liquidation, bankruptcy or other dissolution procedures relating to all the Parties. To the knowledge of all the Parties, there is not any event probably triggering such legal procedures according to applicable laws at present.

18	Termination

18.1	Period and termination of the Agreement

The Agreement shall come into effect as from the closing date, and be valid continually, except for termination in any of the following circumstances:

(a)	All the Parties agree to terminate the Agreement in advance upon negotiation;

(b)	The Company is dissolved; or

(c)	In terms of every shareholder, all of his shares are sold.

18.2	Termination effect

Except for the circumstances specified in Article 18.3 below, if the Agreement is terminated according to Article 18.1 or applicable laws, the Agreement will no longer be valid, but all the Parties shall not be exempted from any liabilities arising from the breach hereof or any misstatements and such termination shall not be deemed as a waiver of any available relief for such breach or any untrue statement (including actual performance, if available).

18.3	Survival

The provisions of Articles 18, 19 and 20 shall survive the termination of the Agreement.

19	Confidentiality

19.1	Confidentiality obligation

Each Party to the Agreement shall strictly keep confidential the information contained in the Agreement or any information obtained or secured by negotiation and/or entry into the Agreement, including any information relating to the following matters and shall not disclose or use:

(a)	the existence and terms of the Agreement;

(b)	negotiation relating to the Agreement; and

(c)	Any business activities conducted by either Party to the Agreement, the said party or any related party thereof.

Shareholder Agreement	21

19.2	Allowed disclosure

However, under the following cases, this Article 19.1 shall not prohibit the disclosure or use of any information within the following ranges:

(a)	The disclosure or use is required by any applicable laws, any rules of the exchange on which shares of either Party are listed, or any governmental agency, but the Party concerned shall notify the other Party of such requirement in time so that the other Party has a change to raise an objection to such disclosure or use, if any; or negotiate with the other Party about the time and contents of such disclosure or use;

(b)	the disclosure or use required by any legal proceedings as a result of the Agreement or any other agreements entered into hereunder or pursuant to the Agreement or the disclosure that is related to the tax affairs of the disclosing party and made to the tax authorities;

(c)	any disclosure made to any party’s representatives who need know such information for any purpose of the Agreement or the completion of the transaction contemplated under the agreement entered into according to the Agreement; provided, however, such representatives undertake to abide by Article 19.1, as if it is a party to the Agreement.

(d)	such information can be obtained from public sources (unless that the case is due to any violation of the confidentiality agreement (if any) or the Agreement); or

(e)	The other Parties previously consent in writing to the disclosure or use.

20	General Provisions

20.1	Binding force; transfer

The Agreement shall be binding upon and enforceable against all the Parties, successors and permitted assignees thereof. Without the prior written approval of the other Parties, either Party may not transfer any of its rights or obligations under the Agreement, but Changyou has the right, without the prior consent of the other Parties, to transfer all or part of its rights under the Agreement to any of its related parties.

20.2	Governing Laws

The Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

20.3	Settlement of disputes

(a)	Any dispute, controversy or request arising from or relating to the Agreement or the interpretation, breach, termination or validity hereof (each, a “Dispute”) shall be firstly resolved by the Parties through consultations. Negotiations shall begin immediately after the written notice requiring negotiations is sent by any Party to any other Parties.

(b)	If the Dispute fails to be resolved within sixty (60) days as of the notice, the Dispute shall be submitted to arbitration after any party involved in the Dispute sends notice (the “Notice of Arbitration”) to other Parties for arbitration.

Shareholder Agreement	22

(c)	The Dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in Hong Kong. There shall be three (3) arbitrators appointed in accordance with the HKIAC arbitration rules then in effect (the “Arbitration Rules”), unless otherwise expressly provided in this Article 20.3.3. Changyou shall appoint one arbitrator; other shareholders shall jointly appoint an arbitrator within ten (10) days after Changyou has appointed an arbitrator; if an arbitrator cannot be designated under the abovementioned conditions, the arbitrator shall be designated by HKIAC; the third arbitrator shall be the presiding arbitrator and shall be jointly appointed by the arbitrators of the parties within ten (10) days after the latter arbitrator is appointed. If it cannot be appointed under the above conditions, the arbitrator shall be specified by HKIAC.

(d)	Arbitration procedures shall be conducted in Chinese. The arbitral tribunal shall apply the Arbitration Rules.

(e)	The awards of the arbitral tribunal are final and binding upon all the Parties; the prevailing party may apply to a court of competent jurisdiction for enforcing the award.

(f)	Any Party to the Dispute shall have the right, if feasible, to seek a temporary injunction relief in any court having jurisdiction.

(g)	In the course of ruling the Dispute by the arbitral tribunal, except the part in Dispute to be ruled, the Agreement shall continue being performed.

(h)	Costs of arbitration (including any legal, accounting and other professional fees and expenses arising from the investigation, collection, prosecution and/or defense by the prevailing party for any request under the Dispute) shall be borne by the losing party in accordance with the ruling of the arbitration tribunal.

20.4	Alternation

Save as otherwise allowed hereunder, any modification, alteration, waiver, cancellation or termination of the Agreement and its terms shall be made with a written document signed by each Party.

20.5	Notice

(a) All notices, claims, certificates, requests, demands and other communications sent to any Party hereunder shall be made in writing and sent by personal delivery, facsimile or postage-prepaid form by reputable overnight courier service to the address or any other addresses that are listed in the following Article 20.5.2 of the Party and specified by the Party to all other Parties through notice. The abovementioned notices shall be deemed as served upon delivery in the case of personal delivery and upon the receipt of return in the case of sending by fax. In the event of overnight courier service, the notices shall be considered as been delivered within five (5) calendar days as of the post to the express company or collected by the express company.

(b) The notices hereunder shall be sent to the receivers and addresses of all the Parties listed below.

Shareholder Agreement	23

Glory Loop Limited (an overseas acquirer)

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Fax	:	+86 010-6192 0961

Attn.	:	Legal Department

Beijing Gamease Age Internet Technology Co., Ltd. (a domestic acquirer)

Address	:	2/F, East Side Building, Jingyan Hotel, No.29 Shijingshan Road, Shijingshan District, Beijing

Fax	:	+86 010-6192 0961

Attn.	:	Legal Department

Baina Inc.

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

Mr. Yongzhi Yang

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

MoboTap Inc. (Cayman)

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

Shareholder Agreement	24

MoboTap Inc. Limited

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

MoboTap Inc. (US)

Address	:	665 3rd Street, Suite 150, San Francisco, CA 94107

Attn.	:	Tiefeng Liu

Baina Zhiyuan (Chengdu) Technology Co., Ltd.

Address	:	15/F, Building G1, Zone G, Tianfu Software Park, No.1800 Yizhou Avenue, Hi-tech Zone, Chengdu, Sichuan

Attn.	:	Tiefeng Liu

Baina Zhiyuan (Beijing) Technology Co., Ltd.

Address	:	2-1-3/F, South Block A, 768 Creative Park, No.5 A Xueyuan Road, Haidian District, Beijing

Attn.	:	Tiefeng Liu

Beijing Baina Information Technology Co., Ltd.

Address	:	2-1-3/F, South Block A, 768 Creative Park, No.5 A Xueyuan Road, Haidian District, Beijing

Attn.	:	Tiefeng Liu

Baina (Wuhan) Information Technology Co., Ltd.

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

Shareholder Agreement	25

Chengdu Xingyu Science and Technology Co., Ltd.

Address	:	15/F, Building G1, Zone G, Tianfu Software Park, No.1800 Yizhou Avenue, Hi-tech Zone, Chengdu, Sichuan

Attn.	:	Tiefeng Liu

Wuhan Xingyu Science and Technology Co., Ltd.

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

Wuhan Hualian Chuangke Science and Technology Co., Ltd.

Address	:	3/F, Building A2, Phase 1 Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan

Fax	:	+86 027-87782005-8056

Attn.	:	Tiefeng Liu

Beijing Anzhuoxing Science and Technology Co., Ltd.

Address	:	2-1-3/F, South Block A, 768 Creative Park, No.5 A Xueyuan Road, Haidian District, Beijing

Attn.	:	Tiefeng Liu

20.6	Further assurance

Each Party shall make and perform (or cause others to make and perform) all further acts and matters as may be reasonably required by any other Parties to achieve the terms and the purpose hereof, and shall sign and deliver to any other Parties all other agreements, certificates, instruments and documents to achieve the terms and the purpose hereof.

20.7	Entire agreement

The Agreement, together with other transaction documents, constitutes the entire agreement between the parties regarding the subject matter of the Agreement and supersedes all prior written or oral understandings or agreements.

Shareholder Agreement	26

20.8	Severability

If any provision of the Agreement is held invalid or unenforceable to any extent, the remainder of the Agreement shall not be affected and shall be enforceable to the maximum extent permitted by laws. Any invalid or unenforceable provisions hereof shall be replaced by other valid and enforceable terms with the closest effect to the original intent of such unenforceable ones.

20.9	Cumulative relief

The rights and reliefs available herein or in other ways should be cumulative with all other rights and reliefs and may be exercised in succession.

20.10	Execution

The Agreement may be made in one or more copies and each copy is deemed original. All copies constitute the same instrument.

Shareholder Agreement	27

Appendix I - Definitions

“2016 annual objectives”	has the meaning ascribed in Article 10.2.

“Baina Inc.”	has the meaning ascribed in the recitals of the Agreement.

“Agreement”	has the meaning ascribed in the recitals of the Agreement.

“Notice of supplementary capital increase subscription”	has the meaning ascribed in Article 9.2.3.

“Changyou”	has the meaning ascribed in the recitals of the Agreement.

“Founder”	refers to Mr. Yongzhi Yang

“Founder shareholders”	refer to Mr. Yongzhi Yang, Mr. Tiefeng Liu, Mr. Zhou Yu and Mr. Sen Li.

“Dolphin Browser”	refers to the Dolphin Browser – a kind of browser of smartphones developed and operated by the group.

“Subsidiary”	refers to the subsidiary established by a person at any place, who: (1) is at the control position at the board of directors of the said subsidiary; (2) controls over 50% of equities of the said subsidiary; (3) holds over 50% of issued shares of the said subsidiary (excluding any part of exceeding designated amount which the subsidiary has no right to enjoy at the time of distribution of profits or capital); or (4) for the purpose of the Agreement, a subsidiary of the said company includes and is limited to overseas subsidiary and domestic subsidiary.

“Both Parties” or “either Party”	has the meaning ascribed in the recitals of the Agreement.

“Company”	has the meaning ascribed in the recitals of the Agreement.

“Shareholder”	refers to the shareholder of shares of the group companies (as the case may be).

“Key employees”	refer to Yongzhi Yang, Tiefeng Liu, Zhou Yu, Sen Li, Huazhen Tan, Yan Yu, Hongliang Li, Jitang Hu and Chaodong Wu.

Shareholder Agreement	28

“Eligible listing” “Meeting notice”	refers to the initial public offering and listing of the Company or any related party thereof on the New York Stock Exchange, the US or the Stock Exchange of Hong Kong, for the purpose of the Agreement. has the meaning ascribed in Article 5.3.

“Group”	refers to the Company and subsidiaries from time to time, and the group company refers to any of such companies;

“Group businesses”	refer to the development and operation of Dolphin Browser – a kind of browser of smartphones and other products favourable to the user experience and business modes of Dolphin Browser for smartphones.

“Closing date”	refers to the date of closing conducted according to the investment agreement.

“Convertible bonds”	refer to convertible bonds issued by the Company to Overseas Changyou.

“Domestic subsidiaries” “Overseas subsidiaries”	has the meaning ascribed in the recitals of the Agreement. has the meaning ascribed in the recitals of the Agreement.

“US”	refers to the United States of America.

“Option shares”	refer to shares of the Company which can be assigned after exercising the options under the employee stock option plan.

“Liquidation event”	has the meaning ascribed in Article 14.1 has the meaning ascribed in Article 9.2.3.

“Notice of capital increase subscription”

“Assignee”	has the meaning ascribed in Article 9.3.1.

“Transfer notice”	has the meaning ascribed in Article 9.3.3.

“Investment agreement”	has the meaning ascribed in the recitals of the Agreement.

“Restricted businesses”	has the meaning ascribed in Article 16.1.

“Exercise notice” “Exercise notice period”	has the meaning ascribed in Article 10.3. has the meaning ascribed in Article 10.3.

“Preferred liquidation return amount”	has the meaning ascribed in Article 14.1.

“Employee shareholders”	refer to employees who become shareholders of the Company after exercising the options under the employee stock option plan.

Shareholder Agreement	29

“Employee stock option plan”	has the meaning ascribed in Article 13.1.

“Monthly active users” “Capital increase shares”	refer to users who start Dolphin Browser at least once a month. has the meaning ascribed in Article 9.2.1.

“Capital increase notice”	has the meaning ascribed in Article 9.2.2.

“Dispute”	has the meaning ascribed in Article 20.3.1.

“Arbitration rules”	has the meaning ascribed in Article 20.3.3.

“Notice of arbitration”	has the meaning ascribed in Article 20.3.2.

“Important employee shareholders”	has the meaning ascribed in Article 16.1. has the meaning ascribed in Article 9.3.1.

“To-be-transferred shares”

“Transfer conditions”	has the meaning ascribed in Article 9.3.2.

“Transfer notice” “China”	has the meaning ascribed in Article 9.3.2. refers to the People’s Republic of China, excluding Hong Kong, Macao and Taiwan for the purpose of the Agreement.

Shareholder Agreement	30

Appendix II – Compliance Deed of Employee Shareholders

The Compliance Deed of Employee Shareholders (“the Deed”) is executed by the following parties on [—] [—], [—]:

(1)	Glory Loop Limited (an overseas acquirer), a company with limited liability legally established and validly subsisting under the laws of the British Virgin Islands with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Overseas Changyou”);

(2)	Baina Inc., a company with limited liability established and validly subsisting under the laws of the British Virgin Islands with its registered address at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands (“Baina Inc.”);

(3)	MoboTap Inc., an exempted company established and validly subsisting under the laws of Cayman with its registered address at P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”);

(Overseas Changyou and Baina Inc. are referred to collectively as “Existing Shareholders”)

(4)	[—], holder of [ID card] of No. [—], domiciled at [—] (the “New Shareholder”).

Whereas:

A.	The Existing Shareholders concluded a shareholder agreement (the “Shareholder Agreement”) on [—], which specifies the relations between the Existing Shareholders as shareholders of the Company and clauses reached concerning the management and operation of the Company. The Deed is attached with a copy of the Shareholder Agreement, marked with “A” for the convenience of identification.

B.	On [—], according to the [—] concluded by and between the New Shareholder and Baina Inc./[the Company] (the “Transfer Document”), Baina Inc. agreed to transfer to the New Shareholder/[the Company agreed to issue to the New Shareholder] all of its ownerships of statutory and beneficial interests of [—] ordinary shares (the “Transferred Interests”).

C.	After executing the Deed, all the parties hereto shall conduct closing (the “Closing”) according to the Transfer Document to make the New Shareholder become the owner and holder of statutory and beneficial interests of the Transferred Interests.

D.	The Deed is a supplementary agreement of the Shareholder Agreement.

The Deed is as follows upon negotiation:

1.	Save as otherwise defined in the Deed, the terms and expressions hereunder shall have the definitions specified in the Shareholder Agreement.

2.	The New Shareholder confirms that he has read the Shareholder Agreement and hereby undertakes to the Existing Shareholders that, after the Closing, the New Shareholder shall, as an employee shareholder, fully fulfil, undertake and comply with all clauses, undertakings, obligations and provisions under the Shareholder Agreement, just as the New Shareholder holds the Transferred Interests at all relevant time as an original party to the Shareholder Agreement.

Shareholder Agreement	31

3.	For the purpose of Article 20.5.2 of the Shareholder Agreement, the notice information of the New Shareholder is as follows:

The New Shareholder:

Address	:

Fax	:

Attn.	:

4.	Unless the Deed is otherwise changed or supplemented, all the force and effect of the Shareholder Agreement shall be maintained.

5.	The Deed shall be governed by the laws of Hong Kong. Any controversy, dispute or recourse incurred by or relating to the Deed, or breach, termination or invalidation arising therefrom shall be settled in a way stipulated by the Shareholder Agreement.

6.	From the validation date hereof, the Deed and Shareholder Agreement shall constitute an instrument. However, if there is any conflict between the Deed and the Shareholder Agreement, the Deed shall prevail.

[Remainder is intentionally left blank]

Shareholder Agreement	32

The Deed shall be properly delivered at the date first written above.

Signed	)

and delivered by a subordinate as a deed			)

Glory Loop Limited (an overseas acquirer))

Witness:

Signed	)

and delivered by a subordinate as a deed			)

Baina Inc.	)

Witness:

Signed	)

and delivered by a subordinate as a deed			)

MoboTap Inc.		)

Witness:

Signed	)

and delivered by a subordinate as a deed			)

[New Shareholder]			)

Witness:

Shareholder Agreement	33

Appendix III – Compliance Deed of Other Assignees

The Compliance Deed of Other Assignees (“the Deed”) is executed by the following parties on [—] [—], [—]:

(1)	Glory Loop Limited (an overseas acquirer), a company with limited liability legally established and validly subsisting under the laws of the British Virgin Islands with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Overseas Changyou”);

(2)	Baina Inc., a company with limited liability established under laws of the British Virgin Islands with its registered address at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands (“Baina Inc.”);

(3)	MoboTap Inc., an exempted company established and validly subsisting under the laws of Cayman with its registered address at P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”);

(Overseas Changyou and Baina Inc. are referred to collectively as “Existing Shareholders”)

(4)	[—], [is a company with limited liability established and subsisting under [—] (registration No.: [—])/holder of [ID card] No. [—], [with its registered address at [—]/domiciled at [—]] (the “New Shareholder”).

Whereas:

A.	The Existing Shareholders concluded a shareholder agreement (the “Shareholder Agreement”) on [—], which specifies the relations between the Existing Shareholders as shareholders of the Company and clauses reached concerning the management and operation of the Company. The Deed is attached with a copy of the Shareholder Agreement, marked with “A” for the convenience of identification.

B.	On [—], according to the [—] concluded by and between the New Shareholder and [the name of assignor] (the “Transfer Document”), [the name of assignor] agreed to transfer to the New Shareholder all of its ownerships of statutory and beneficial interests of [—] ordinary shares (the “Transferred Interests”).

C.	After executing the Deed, all the parties hereto shall conduct closing (the “Closing”) according to the Transfer Document to make the New Shareholder become the owner and holder of statutory and beneficial interests of the Transferred Interests.

D.	The Deed is a supplementary agreement of the Shareholder Agreement.

The Deed is as follows upon negotiation:

1.	Save as otherwise defined in the Deed, the terms and expressions hereunder shall have the definitions specified in the Shareholder Agreement.

2.	The New Shareholder confirms that he has read the Shareholder Agreement and hereby undertakes to the Existing Shareholders that, after the Closing, the New Shareholder shall, as [the name of assignor], fully fulfil, undertake and comply with all clauses, undertakings, obligations and provisions under the Shareholder Agreement, just as the New Shareholder holds the Transferred Interests at all relevant time as an original party to the Shareholder Agreement.

Shareholder Agreement	34

3.	For the purpose of Article 20.5.2 of the Shareholder Agreement, the notice information of the New Shareholder is as follows:

The New Shareholder:

Address	:

Fax	:

Attn.	:

4.	Unless the Deed is otherwise changed or supplemented, all the force and effect of the Shareholder Agreement shall be maintained.

5.	The Deed shall be governed by the laws of Hong Kong. Any controversy, dispute or recourse incurred by or relating to the Deed, or breach, termination or invalidation arising therefrom shall be settled in a way stipulated by the Shareholder Agreement.

6.	From the validation date hereof, the Deed and Shareholder Agreement shall constitute an instrument. However, if there is any conflict between the Deed and the Shareholder Agreement, the Deed shall prevail.

[Remainder is intentionally left blank]

Shareholder Agreement	35

The Deed shall be properly delivered at the date first written above.

Signed	)

and delivered by a subordinate as a deed			)

Glory Loop Limited (an overseas acquirer)		)

Witness:

Signed	)

and delivered by a subordinate as a deed			)

Baina Inc.	)

Witness:

Signed	)

and delivered by a subordinate as a deed			)

MoboTap Inc.		)

Witness:

Signed	)

and delivered by a subordinate as a deed			)

[New Shareholder]			)

Witness:

Shareholder Agreement	36

Appendix IV – Table of Authorities of the Board of Directors and CEO Granted by the Board of Directors

Shareholder Agreement	37

Signature Page

To witness hereof, all the parties hereto have instructed authorized representatives thereof to execute the Agreement at the date first written above.

Glory Loop Limited (an overseas acquirer)

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	38

Beijing Gamease Age Internet Technology Co., Ltd. (a domestic acquirer)

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	39

Baina Inc.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	40

Mr. Yongzhi Yang

Signature:

Signature Page of Shareholder Agreement	41

MoboTap Inc. (Cayman)

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	42

MoboTap Inc. Limited

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	43

MoboTap Inc. (US)

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	44

Baina Zhiyuan (Chengdu) Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	45

Baina Zhiyuan (Beijing) Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	46

Beijing Baina Information Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	47

Baina (Wuhan) Information Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	48

Chengdu Xingyu Science and Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	49

Wuhan Xingyu Science and Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	50

Wuhan Hualian Chuangke Science and Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	51

Beijing Anzhuoxing Science and Technology Co., Ltd.

Signature:
Name:
Position:

Signature Page of Shareholder Agreement	52